Exhibit 13.1

Section 906 Certificate

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of GlaxoSmithKline plc, a public limited company incorporated under English law (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2006 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 2, 2007	/s/ Jean-Pierre Garnier
Dr. Jean-Pierre Garnier
Chief Executive Officer

Date: March 2, 2007	/s/ Julian Heslop
Julian Heslop
Chief Financial Officer